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                                                                    Exhibit 10.5




                             PROPERTY CAPITAL TRUST

                        1992 EMPLOYEE STOCK OPTION PLAN


        Property Capital Trust, a Massachusetts business trust (the "Trust"), hereby formulates and adopts the following 1992 Employee Stock Option Plan (the "Plan") for key EMPLOYEES of the Trust and its Subsidiaries (as defined in Paragraph 5).

        1. PURPOSE. The purpose of the Plan is to secure for the Trust the benefits of the additional incentive inherent in the ownership of common shares, no par value, of the Trust ("Common Shares") by selected key employees of the Trust and its Subsidiaries who, in the judgment of the Committee (as defined in Paragraph 2), are important to the success and the growth of the business of the Trust and its Subsidiaries (as defined in Paragraph 5) and to help the Trust and its Subsidiaries secure and retain the services of such employees.

        2. ADMINISTRATION. The Plan shall be administered in a manner consistent with the requirements for exemptive relief under Rule 16b-3 or its successor provision under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Plan shall be administered by a committee (the "Committee") consisting solely of two or more members of the Board of Trustees of the Trust (the "Board of Trustees"), each of whom shall be a "disinterested person", within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall select one of its members as Chairman and shall make such rules and regulations as it shall deem appropriate concerning the holding of its meetings and transaction of its business. A majority of the whole Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Trustees, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board of Trustees.

        Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary and advisable for the administration of the Plan. The determinations of the Committee shall be conclusive.
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        3.   COMMON SHARES SUBJECT TO OPTIONS.  Subject to the adjustment provisions of Paragraph 13 below, a maximum of 400,000 shares of Common Shares may be made subject to options granted under the Plan. If, and to the extent that, options granted under the Plan shall terminate, expire or be canceled for any reason without having been exercised, new options may be granted in respect of the shares covered by such terminated, expired or canceled options. The granting and terms of such new options shall comply in all respects with the provisions of the Plan.

        Shares sold upon the exercise of any option granted under the Plan may be shares of authorized and unissued Common Shares, shares of issued Common Shares held in the Trust's treasury, or both.

        There shall be reserved at all times for sale under the Plan a number of shares, of either authorized and unissued shares of Common Shares, shares of Common Shares held in the Trust's treasury, or both, equal to the maximum number of shares which may be purchased pursuant to options granted or that may be granted under the Plan.

        4. GRANT OF OPTIONS. The Committee shall have the authority and responsibility, within the limitations of the Plan, to determine the employees to whom options are to be granted, whether the options granted shall be "incentive stock options" ("Incentive Options"), within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or options which are not Incentive Options ("Nonqualified Options"), the number of shares that may be purchased under each option and the option price. Subject to paragraph 6, the option price may be a specified price, a price subject to adjustment at or prior to exercise upon the occurrence of specified events or a floating price. The Committee's determinations under the Plan (including, without limitation, determinations of the persons to receive options, and the form, term, provisions, amount and timing of the grant of such options) need not be uniform and may be made selectively among persons who are eligible to receive options under the Plan, whether or not such persons are similarly situated. In determining the employees to whom options shall be granted and the number of shares to be covered by each such option, the Committee shall take into consideration the employee's present and potential contribution to the success of the Trust and its Subsidiaries and such other factors as the Committee may deem proper and relevant.
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        5.   INDIVIDUALS ELIGIBLE.  Options may be granted to any key employee of the Trust or any of its Subsidiaries.

        For purposes of the Plan, a "Subsidiary" of the Trust shall mean any "subsidiary corporation", as such term is defined in section 424(f) of the Code. An entity shall be deemed a Subsidiary of the Trust only for such periods as the requisite ownership relationship is maintained.

        No person who would own, directly or indirectly, immediately after the granting of an option to such person, more than 10% of the total combined voting power of all classes of stock of the Trust or any of its Subsidiaries, except as permitted by section 422(c)(5) of the Code, shall be eligible to receive an Incentive Option under the Plan.

        An employee receiving an option pursuant to the Plan is hereinafter referred to as an "Optionee".

        6. PRICE. The option price of each share of Common Shares purchasable under any Incentive Option granted pursuant to the Plan shall not be less than the Fair Market Value (as defined below) thereof at the time the option is granted. The Committee is hereby given the authority to determine the price at which any Nonqualified Option may be granted.

        For the purposes of the Plan, the term "Fair Market Value" of the Shares shall mean (i) if the Shares are listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market on the day for which the Market Value is being determined, the average of the last prices of the sales of the Shares on all securities exchanges on which the Shares may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and a lowest asked prices on all such exchanges, or, if for any day on which the Market Value is being determined the Shares are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System, or, if for any day on which the Market Value is being determined the Shares are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization; or (ii) if at any time the Shares are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market on the day for which the Market Value is being determined, the fair market value of the Shares determined by the Committee in its sole discretion.
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        7.   DURATION OF OPTIONS.  Except as otherwise provided by the
Committee, in its sole discretion, each option granted hereunder shall become exercisable, in whole or in part, over a period of time and in such percentages to be determined by the Committee, but not longer than ten years; provided, however, that if an Optionee's employment with the Trust or any Subsidiary shall terminate by reason of death or "permanent and total disability", within the meaning of section 422(e)(3) of the Code ("Disability"), each outstanding option granted to such Optionee shall become exercisable in full in respect of the aggregate number of shares covered thereby; provided further, upon the occurrence of a Change of Control, each option which has not theretofore vested and become exercisable shall immediately vest and become exercisable. For purposes of this paragraph a "Change of Control" shall be deemed to have occurred if:

             (i) after the effective date of this Plan, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Trust or any employee benefit plan of the Trust)), becomes a beneficial owner directly or indirectly of securities representing 25% or more of the combined voting power of the then outstanding voting securities of the Trust; or

             (ii) a merger, consolidation, sale of all or substantially all of the assets of the Trust or contested election of Trustees or directors, or any combination of the foregoing occurs and within two years of the occurrence of any of the foregoing, the individuals who were Trustees of the Trust immediately prior thereto (other than any person employed by the Trust) shall cease to constitute a majority of the Board of Trustees of the Trust or of the Board of Trustees or Directors of its successor by a merger, consolidation, sale of assets or similar event.


        Notwithstanding any provision of the Plan to the contrary, the unexercised portion of any option granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

             (a) The expiration of 10 years from the date on which such option was granted;

             (b) The expiration of one year from the date the Optionee's employment with the Trust or any of its
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    Subsidiaries shall terminate by reason of Disability; PROVIDED, HOWEVER, that if the Optionee shall die during such one-year period, the provisions of subparagraph (c) below shall apply;

             (c) The expiration of one year from the date of the Optionee's death, if such death occurs either during employment with the Trust or any of its Subsidiaries or during the one-year period described in subparagraph
    (b) above;

             (d) The date the Optionee's employment with the Trust or any of its Subsidiaries shall terminate by reason of "cause" (as hereafter defined). Termination by reason of "cause" shall mean termination by reason of participation in conduct during employment consisting of fraud, commission of a felony, willful misconduct or commission of any act which causes or may reasonably be expected to cause substantial damage to the Trust or any of its Subsidiaries;

             (e) The expiration of three months from the date the Optionee's last employment with the Trust or any of its Subsidiaries shall terminate other than by reason of death, Disability or termination for cause; and

             (f) In whole or in part, at such earlier time or upon the occurrence of such earlier event as the Committee in its discretion may provide upon the granting of such option.

        The Committee may determine whether any given leave of absence constitutes a termination of employment. The options granted under the Plan shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Trust or any of its Subsidiaries.

        8. EXERCISE OF OPTIONS. An option granted under this Plan shall be deemed exercised when the person entitled to exercise the option (a) delivers written notice to the Trust at its principal business office, directed to the attention of its Secretary, of the decision to exercise, (b) concurrently tenders to the Trust full payment for the shares to be purchased pursuant to such exercise, and (c) complies with such other reasonable requirements as the Committee establishes pursuant to Paragraph 2 of the Plan. Payment for shares with respect to which an option is exercised may be made in cash, check or money order and,
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subject to the Committee's consent, by Common Shares previously owned.

        9. NONTRANSFERABILITY OF OPTIONS. No option or any right evidenced thereby shall be transferable in any manner other than by will or the laws of descent and distribution, and, during the lifetime of an Optionee, only the Optionee (or the Optionee's court-appointed legal representative) may exercise an option. In the Committee's discretion, an option may be transferred pursuant to a "qualified domestic relations order", as defined in section 414(p) of the Code.

        10. RIGHTS OF OPTIONEE. Neither the Optionee nor the Optionee's executor or administrator shall have any of the rights of a shareholder of the Trust with respect to the shares subject to an option until certificates for such shares shall actually have been issued upon the due exercise of such option. No adjustment shall be made for any regular cash dividend for which the record date is prior to the date of such due exercise and full payment for such shares has been made therefor.

        11. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any option shall confer upon any Optionee the right to continue in the employment of the Trust or any of its Subsidiaries or affect the right of the Trust or any of its Subsidiaries to terminate the Optionee's employment at any time, subject, however, to the provisions of any agreement of employment between the Trust or any of its Subsidiaries and the Optionee.

        12. NONALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. To the extent permitted by applicable law, no right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

        13. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, etc. In the event of any stock split, stock dividend, stock change, reclassification, recapitalization or combination of shares which changes the character or amount of Common Shares prior to exercise of any portion of an option theretofore granted under the Plan, such option, to the extent that it shall not have been exercised, shall entitle
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the Optionee (or the Optionee's executor or administrator) upon its exercise to
receive in substitution therefor such number    and kind of shares as the
Optionee would have been entitled to receive if the   Optionee had actually
owned the stock subject to such option at the time of the occurrence of such change; PROVIDED, HOWEVER, that if the change is of such a nature that the Optionee, upon exercise of the option, would receive property other than shares of stock, the Committee shall make an appropriate adjustment in the option to provide that the Optionee (or the Optionee's executor or administrator) shall acquire upon exercise only shares of stock of such number and kind as the Committee, in its sole judgment, shall deem equitable; and, provided further, that any such adjustment shall be made so as to conform to the requirements of section 424(a) of the Code.

        In the event that any transaction (other than a change specified in the preceding paragraph) described in section 424(a) of the Code affects the Common Shares subject to any unexercised option, the Board of Trustees or Directors of the surviving or acquiring entity shall make such similar adjustment as is permissible and appropriate. If any such change or transaction shall occur, the number and kind of shares for which options may thereafter be granted under the Plan shall be adjusted to give effect thereto.

        14. PURCHASE FOR INVESTMENT. Whether or not the options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended, each person exercising an option under the Plan may be required by the Trust to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Trust will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of any option granted under the Plan.

        15. FORM OF AGREEMENTS WITH OPTIONEES. Each option granted pursuant to the Plan shall be in writing and shall have such form, terms and provisions, not inconsistent with the provisions of the Plan, as the Committee shall provide for such option. The effective date of the granting of an option shall be the date determined by the Committee, in its sole discretion. Each Optionee shall be notified promptly of such grant, and a written agreement shall be promptly executed and delivered by the Trust and the Optionee.
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        16.  TERMINATION AND AMENDMENT OF PLAN AND OPTIONS.  Unless the Plan
shall theretofore have been terminated as hereinafter provided, options may be granted under the Plan at any time, and from time to time, prior to the tenth anniversary of the Effective Date (as defined below), on which date the Plan will expire, except as to options then outstanding under the Plan. Such options shall remain in effect until they have been exercised, have expired or have been canceled.

        The Plan may be terminated or amended at any time by the Board of Trustees; PROVIDED, HOWEVER, that any such amendment shall comply with all applicable laws (including Code section 422), applicable stock exchange listing requirements, and applicable requirements for exemption (to the extent necessary) under Rule 16b-3 under the Exchange Act.

        No termination, modification or amendment of the Plan, without the consent of the Optionee, may adversely affect the rights of such person with respect to such option. With the consent of the Optionee and subject to the terms and conditions of the Plan, the Committee may amend outstanding option agreements with any Optionee.

        17. EFFECTIVE DATE OF PLAN. The Plan shall become effective upon its adoption by the Board of Trustees (the "Effective Date"), subject, however, to its approval by the Trust's shareholders within 12 months before or after the date of such adoption.

        18. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Trust with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agency as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, as amended, and the rules and regulations of any securities exchange on which the Common Shares may be listed.

        19. WITHHOLDING. The Trust's obligation to deliver Common Shares in respect of any option granted under the Plan shall be subject to all applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due upon the exercise of any option (or upon any disqualifying disposition of Common Shares subject to an Incentive Option), in the Committee's sole discretion, may be paid in Common Shares (including the
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withholding of shares subject to an option) upon such terms and conditions as the Committee may determine.

        20. SEPARABILITY. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 under the Exchange Act and/or section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 and/or section 422 of the Code. With respect to Incentive Options, if the Plan does not contain any provision required to be included herein under section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein; provided, further, that to the extent any option which is intended to qualify as an Incentive Option cannot so qualify, such option, to that extent, shall be deemed to be a Nonqualified Option for all purposes of the Plan.

        21. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board of Trustees nor the submission of the Plan to the shareholders of the Trust for approval shall be construed as creating any limitation on the power of the Board of Trustees to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        22. EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION. By acceptance of an option, each Optionee shall be deemed to have agreed that such grant is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Trust or any of its Subsidiaries. In addition, such option will not affect the amount of any life insurance coverage, if any, provided by the Trust on the life of the Optionee which is payable to such beneficiary under any life insurance plan covering employees of the Trust or any of its Subsidiaries.

        23. GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

        24. EXCULPATION. It is understood that the obligations incurred by the Trust under or with respect to
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this Plan do not constitute personal obligations of the Trustees, officers, employees or shareholders of the Trust, or of any such Trustees, officers, employees or shareholders, and shall not create or involve any claim against, or personal liability on the part of, them or any of them. The Optionees agree to look solely to the assets of the Trust for satisfaction of any liability of the Trust under or with respect to the Plan and not to seek recourse against any such Trustees, officers, employees or shareholders, or any of them or any their personal assets for such satisfaction.